EXHIBIT 5.1

230 Park Avenue 11th Floor

New York, NY 10169-0079

(212) 818-9200

(212) 818-9606 (Fax)

51 John F. Kennedy Parkway

First Floor West

Short Hills, NJ 07078-2713

(973) 218-2509

(973) 218-2401 (Fax)

www.ssbb.com

Joseph Sierchio

Email: jsierchio@ssbb.com

Direct Dial: (212) 404-8765

February 28, 2019

SolarWindow Technologies, Inc.

9375 East Shea Blvd., Suite 107-B

Scottsdale, Arizona 85260

Attention: Board of Directors

Re:	SolarWindow Technologies, Inc. Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, File No. 333- 222809

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by SolarWindow Technologies, Inc., a Nevada corporation (the “Company”) of a Post-Effective Amendment No.1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-1, File No. 333-222809 filed on February 1, 2018, as amended on April 23, 2018 (the “Registration Statement”) with, and declared effective on May 11, 2018 by, the United States Securities and Exchange Commission (the “Commission”) under the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to an aggregate 1,790,700 shares of the Company’s common stock, par value $0.001 per share, consisting of:

(a)

969,100 shares of common stock that were purchased by the Selling Stockholders in transactions with the Company or with the Company’s affiliates pursuant to exemptions from the registration requirements of the Securities Act; (collectively, the “Selling Stockholders’ Shares”); and

(b)

821,600 shares of common stock issuable upon exercise outstanding Series S Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.42 per share through September 29, 2022. The shares issuable upon exercise of the Series S Warrants are referred to collectively as the “Selling Stockholders’ Warrant Shares.”

We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, each as amended to date, corporate proceedings of the Company, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. We have not performed any independent investigation other than the document examination described. We make no representation as to the sufficiency of our investigation for your purposes. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

We are members of the Bar of the State of New York and we express no opinion as to the effects of any laws other than the federal laws of the United States of America, the laws of the State of New York, and the Nevada Revised Statutes, which includes statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

 SATTERLEE STEPHENS LLP

SolarWindow Technologies, Inc.

RE:	Post-Effective Amendment No. 1 Registration Statement on Form S-1 File No. 333-333- 222809
February 28, 2019 Page 2 of 2

Subject to the foregoing and in reliance thereon, it is our opinion that:

(a) the Selling Stockholders’ Shares are validly issued, fully paid and non-assessable; and

(b) the issuance of the Warrant Shares has been duly authorized and, when issued and delivered in accordance with the terms of the Warrants, the Selling Stockholders’ Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Post-Effective Amendment in accordance with the requirements of Form S-1and the rules and regulations promulgated under the Securities Act of 1933. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

It is understood that this letter is to be used in connection with the resale of the Securities only while the Registration Statement is effective as it may be amended from time to time as may be permitted pursuant to the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/S/ Satterlee Stephens LLP

Satterlee Stephens LLP